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Providence Energy Corporation
100 Weybosset Street
Providence, RI  02903



                                                                  March 31, 2000

Southern Union Company
504 Lavaca Street, Suite 800
Austin, TX  78701

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger, dated as of November 15, 1999 (as amended, supplemented or modified from time to time, the "Merger Agreement"), among Southern Union Company ("Southern Union"), GUS Acquisition Corporation and Providence Energy Corporation ("Providence Energy").

         Notwithstanding anything to the contrary contained in the Confidentiality Agreement (the "Agreement") between Providence Energy and Southern Union, Providence Energy hereby consents to the purchase by Southern Union of outstanding shares of common stock of Providence Energy ("Providence Energy Common Stock"), prior to the termination of the Merger Agreement in accordance with its terms, through open market purchases or in privately negotiated transactions (the "Purchases") in an aggregate amount not to exceed 4.9% of the outstanding shares of Providence Energy Common Stock, provided that:

         (1) Southern Union obtains all necessary consents for the Purchases;

         (2) the Purchases otherwise are made in accordance with all applicable laws and regulations; and

         (3) prior to any such Purchase, Southern Union executes and delivers to Providence Energy a voting agreement and irrevocable proxy in the form of Exhibit A hereto.


                                      Sincerely,

                                      PROVIDENCE ENERGY CORPORATION

                                      By: /s/ Kenneth W. Hogan
                                          ---------------------------
                                      Name: Kenneth Hogan
                                      Title: Vice President and Chief Financial
                                             Officer and President




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                                                                      Exhibit A

FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

Ladies and Gentlemen:

                  Reference is made to the Agreement and Plan of Merger among Southern Union Company ("Southern Union"), GUS Acquisition Corporation ("GUS") and Providence Energy Corporation ("Providence Energy"), dated as of November 15, 1999 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, among other things, GUS will be merged with and into Providence Energy. In connection therewith, the undersigned agrees, upon each and every oral or written request or direction by Providence Energy, and in accordance with such request or direction, (i) to vote each of the shares of common stock (par value $1 per share) of Providence Energy beneficially owned by the undersigned (the "Shares") entitled to vote as of the record date for the Special Meeting of Shareholders of Providence Energy called for the purpose of voting on the Merger Agreement, either in person or by proxy, in favor of the approval of the Merger Agreement and the transactions contemplated thereby and (ii) to vote the Shares, either in person or by proxy, on any other matter that is not inconsistent with the Merger Agreement and the transactions contemplated thereby submitted to Providence Energy's shareholders for approval in the same proportion as the votes cast by the shareholders of Providence Energy other than Southern Union. The undersigned irrevocably appoints each of James H. Dodge and James DeMetro attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote the Shares on its behalf pursuant to the preceding sentence. This appointment is effective upon execution of this proxy and shall be valid until (A) in the case of clause (i) of the second preceding sentence, the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the consummation of the transactions contemplated by the Merger Agreement and (B) in the case of clause (ii) of the second preceding sentence, the earliest to occur of (i) October 6, 2001, (ii) the sale of the Shares to one or more parties unaffiliated with Southern Union in open market transactions or (iii) the consummation of the transactions contemplated by the Merger Agreement. This proxy is irrevocable and shall be deemed to be coupled with an interest. The execution of this proxy shall revoke all prior proxies or written consents given by the undersigned at any time with respect to the Shares and no subsequent proxies or written consents may be given (and if given will be deemed not to be effective) by the undersigned with respect to the Shares.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this proxy, and has, or will have, good and unencumbered title to the Shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, in any such case that would preclude the effectiveness of this proxy. The undersigned will, upon request, execute and deliver any additional documents and take such further actions necessary or desirable to carry out the purposes of this proxy. All authority conferred or agreed to be conferred in this proxy shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned.

                                            SOUTHERN UNION COMPANY

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Dated: